UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     September 8, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 8, 2004, the board of directors of Wells Real Estate Investment Trust II, Inc. (the “Registrant”) declared dividends for the fourth quarter of 2004 in the amount of a 6.0% annualized return on an investment of $10.00 per share to be paid in December 2004. The Registrant’s fourth quarter dividends are calculated on a daily record basis of $0.0016393 (0.16393 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on September 16, 2004, and continuing on each day thereafter through and including December 15, 2004. A copy of the press release concerning the declaration of dividends for the fourth quarter of 2004 is filed as Exhibit 99.1 hereto.

Item 9.01 Exhibits

(c) Exhibits

        99.1     Press Release date September 15, 2004.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice-President, Treasurer and Principal Financial Officer

Date: September 15, 2004

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 15, 2004

4